Exhibit 107.1

FORM SF-3

Calculation of Filing Fee Tables

SF-3

(Form Type)

First National Funding LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

												Filing Fee
												Previously
												Paid In
												Connection
												with
			Fee		Proposed						Carry	Unsold
			Calculation		Maximum	Maximum			Carry	Carry	Forward	Securities
		Security	or Carry		Offering	Aggregate		Amount of	Forward	Forward	Initial	to be
	Security	Class	Forward	Amount	Price Per	Offering	Fee	Registration	Form	File	effective	Carried
	Type	Title	Rule	Registered	Unit	Price	Rate	Fee	Type	Number	date	Forward
				Newly Registered Securities
Fees to Be	Asset-	Asset-
Paid	Backed	Backed
	Securities	Notes	457(s)(1)
Fees
Previously
Paid
				Carry Forward Securities
Carry	Asset-	Asset-
Forward	Backed	Backed
Securities	Securities	Notes	415(a)(6)(2)	$1,952,000,000	100%	$1,952,000,000			SF-3	333-265694	August 15, 2022	$22,515
	Total Offering Amounts(1)(2)					$1,952,000,000		$0.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00

(1)            An unspecified additional amount of securities is being registered as may from time to time be offered at unspecified prices. The registrant is deferring payment of all of the registration fees for such additional securities in accordance with Rules 456(c) and 457(s) of the Securities Act of 1933, as amended (the “Securities Act”), after the registrant offers and sells all carry forward securities.

(2)            Pursuant to Rule 415(a)(6) of the Rules and Regulations (the “Regulations”) of the Securities and Exchange Commission under the Securities Act, the registrant is including the specified amount of carry forward securities in this registration statement. Such amount of carry forward securities represents the aggregate amount of asset backed securities previously registered under Registration Statement No. 333-265694 (the “Prior Registration Statement”) that remain unsold. In the event that any portion of such unsold securities are sold under the Prior Registration Statement during the period described in Rule 415(a)(5) of the Regulations, the registrant will file an amendment to this registration statement prior to the date that this registration statement becomes effective to reflect the amount of unsold securities remaining after giving effect to any such sales.